UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 22, 2013

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 22, 2013, Timberline Resources Corporation (the “Registrant”) entered into a Lease and Option Agreement for Purchase and Sale of Mining Properties (the “Agreement”), effective August 15, 2013 (the “Effective Date”), with David Cooper Knight, as trustee of the David C. and Debra J. Knight Living Trust (“Knight”).

Pursuant to the Agreement, the Registrant will evaluate, explore and develop a package of 584 mineral claims in Nevada comprised of six separate properties, totaling in excess of 11,000 acres (the “Mining Properties”).  The Agreement is for a term of 45 months from the Effective Date, subject to prior termination by the parties.  Under the terms of the Agreement, Knight has leased the Mining Claims to the Registrant and granted the Registrant the sole and exclusive option (the “Option”) to purchase the Mining Properties together with any additional interests acquired and accepted by the Registrant in the established area of interest surrounding the Mining Properties covering lands within a one mile perimeter of the Mining Properties (the “Area of Interest”). Knight also granted the Registrant a right of first refusal over certain other mining claims in Nevada (“Additional Claims”) which are currently under lease to third parties.  If the third-party leases expire or terminate during the term of the Agreement, the Registrant has the right to elect to negotiate the purchase of such Additional Claims pursuant to the procedures set forth in the Agreement.  In consideration of the Lease and Option, the Registrant previously issued to Knight 100,000 restricted common shares of the Registrant and has agreed to perform necessary property maintenance as set forth in the Agreement.

To exercise the Option, the Registrant must make certain cash payment and share issuances as set forth in the following schedule:

Cash Payment and Share Issuance shall occur on or before the following dates:	Amount of Cash Payment	Number of Shares
Effective Date		900,000 Shares
13-Month Anniversary of the Effective Date		1,000,000 Shares
31-Month Anniversary of the Effective Date		1,500,000 Shares
43-Month Anniversary of the Effective Date	$2,000,000.00

Knight retains a royalty of 3.0% of net returns (as defined in the Agreement), subject to the right of the Registrant to reduce the royalty to 1% at any time prior to the beginning of commercial production (as defined in the Agreement) by a cash payment of $1,500,000 for each one percent reduction in the royalty.  The royalty is subject to adjustment following the 24-month anniversary of commercial production pursuant to the terms of the Agreement.

The Agreement contains standard provisions for property maintenance requirements and operations by the Registrant and standard representations and warranties by Knight for the benefit of the Registrant.

The Registrant may terminate the Agreement as to all or any part of the Mining Properties by delivering a recordable surrender of the Agreement or a partial surrender of the Agreement, describing the portion of Mining Properties being surrendered.

The above summary of the material terms of the Agreement is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02  Unregistered Sales of Equity Securities

 As described in Item 1 above, upon approval of the NYSE MKT, the Registrant will issue 900,000 shares of common stock to Knight on a private basis. The shares of common stock will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act in reliance on the representations of Knight.

Item 7.01  Regulation FD Disclosure.

On August 28, 2013, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the completion of the Agreement.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit	Description
10.1	Lease and Option Agreement for Purchase and Sale of Mining Properties, effective August 15, 2013, executed August 22, 2013
99.1	Press Release, dated August 28, 2013*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: August 28, 2013	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit	Description
10.1	Lease and Option Agreement for Purchase and Sale of Mining Properties, effective August 15, 2013, executed August 22, 2013
99.1	Press Release, dated August 28, 2013*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.